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EXHIBIT 23.1








                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form SB-2 for TEQ-1 Corporation, of our report dated February 14, 2001, relating to the December 31, 2000 financial statements of TEQ-1 Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



  /S/ PRITCHETT, SILER & HARDY, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
March 8, 2002



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